Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-87958, 333-127367, and 333-181318 on Form S-8 and No. 333-206656 on Form S-3 of Regal Entertainment Group of our report dated March 1, 2016, relating to the financial statements of National CineMedia, LLC, included in this Annual Report on Form 10-K/A of Regal Entertainment Group for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Denver, CO

March 23, 2016